Exhibit 99.1

BOYD GAMING REPORTS FOURTH-QUARTER, FULL-YEAR RESULTS

-Fourth Consecutive Quarter of Wholly-Owned EBITDA Growth-
-All Four Business Units Post Revenue Gains-

LAS VEGAS - FEBRUARY 21, 2012 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the fourth quarter and full year ended December 31, 2011.

Net revenues were $606.7 million for the fourth quarter 2011, an increase of 9.9% from $551.9 million during the same quarter in 2010. Total Adjusted EBITDA(1) rose 14.3% to $114.3 million, compared to $100.0 million in the prior year. These results include the operations of the IP Casino Resort Spa, acquired by the Company on October 4, 2011.

Boyd Gaming's wholly-owned business, including the IP, reported fourth-quarter 2011 net revenues of $428.9 million, up 12.3% from the year-ago period. Wholly-owned Adjusted EBITDA rose 15.9% to $76.4 million. Borgata, the Company's 50% joint venture, reported fourth-quarter 2011 net revenues of $176.4 million, up 4.5% from the fourth quarter of 2010, while Adjusted EBITDA at the property increased 11.0% to $37.9 million.

For the fourth quarter 2011, the Company reported a net loss of $0.5 million, or $0.01 per share, compared to a net loss of $7.1 million, or $0.08 per share, in the same period last year.

Adjusted Earnings(1) for the fourth quarter 2011 were a loss of $2.9 million, or $0.03 per share, compared to a loss of $3.9 million, or $0.05 per share, for the same period in 2010. Certain pre-tax items included in Adjusted Earnings for the fourth quarter 2011 resulted in a net decrease of less than $0.1 million ($2.4 million, net of tax and noncontrolling interest, or $0.02 per share). By comparison, pre-tax items included in Adjusted Earnings for the fourth quarter 2010 resulted in a net increase in income of $4.9 million ($3.2 million, net of tax and noncontrolling interest, or $0.03 per share). Pre-tax items included in adjusted earnings are listed in a table at the end of this press release.

Commenting on the quarter, Keith Smith, President and Chief Executive Officer of Boyd Gaming, said, “We continued to produce consistent growth across the business in the fourth quarter. Our focus on profitable revenue growth and creating efficiencies allowed us to produce gains in EBITDA every quarter in 2011 and, for the first time in several years, we reported revenue increases in each of our business segments during the quarter. As economic conditions strengthen in our core markets, we are confident that our strategy of keeping a tight rein on costs, generating profitable new revenues and diversifying our sources of cash flow will deliver bottom-line results.”

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Full-Year 2011 Results
For the year ended December 31, 2011, Boyd Gaming reported net revenues of $2.34 billion, an increase of 1.6% from the year ended December 31, 2010. Total Adjusted EBITDA was $466.1 million during the period, an increase of 4.7% from the year 2010. (2) Full-year 2011 results include the operations of the IP, acquired by the Company on October 4, 2011.

During the full-year 2011, the Company's wholly-owned operations posted net revenues of $1.60 billion, up

3.0% from the year-ago period, while wholly-owned Adjusted EBITDA rose 11.7% to $308.0 million. Borgata reported net revenues of $730.3 million during the year ended December 31, 2011, a decline of 1.1%, while property Adjusted EBITDA was down 6.7% to $158.1 million.

The Company reported a net loss for the year ended December 31, 2011 of $3.9 million, or $0.04 per share. By comparison, we reported net income of $10.3 million, or $0.12 per share, for the year ended December 31, 2010.

Adjusted Earnings for the Company for the year ended December 31, 2011 were $1.1 million, or $0.01 per share, compared to earnings of $10.6 million, or $0.12 per share, during the full-year 2010.

(2)
See financial schedules at the end of this release for reconciliations relative to the pro forma effect of the consolidation of Borgata as if such consolidation had occurred as of the beginning of the period presented.

Key Operations Review

Las Vegas Locals
In the Las Vegas Locals segment, fourth-quarter 2011 net revenues were $152.7 million, up slightly from the fourth quarter of 2010. Fourth-quarter 2011 Adjusted EBITDA increased 8.0% to $36.8 million, marking the region's third consecutive quarter of positive EBITDA comparisons. All four major properties in the region posted year-over-year EBITDA growth, as we improved operating margins by 170 basis points despite a heightened promotional environment.

For the full year 2011, Adjusted EBITDA for the Las Vegas Locals region increased $8.4 million, or 6.1%, to $145.8 million, while net revenues were essentially flat at $605.0 million. More productive marketing initiatives and effective cost-control measures helped drive full-year EBITDA growth.

Downtown
The Company's Downtown Las Vegas properties generated net revenues of $58.7 million for the fourth quarter 2011, up 2.7% from $57.1 million in the fourth quarter 2010. Adjusted EBITDA was $10.8 million, flat with the same quarter last year. EBITDA at the three Downtown properties rose 7.2% during the fourth quarter; however, this strong performance was offset by significantly higher fuel expense associated with the Company's Hawaiian charter service.

During the year ended December 31, 2011, Adjusted EBITDA rose 2.9% to $35.2 million, and net revenues increased 2.8% to $224.3 million. At the property operating level, EBITDA at the three Downtown properties increased $4.1 million, or 9.7%, to $47.6 million. Full-year results benefitted from increased visitation and play by our Hawaiian customer segment, offset almost entirely by higher fuel expense.

Midwest and South
In the Midwest and South region, net revenues were $217.6 million, up 26.1% from the year-ago quarter, while Adjusted EBITDA rose 28.5% to $39.1 million. Regional results reflect the acquisition of the IP, as well as strong operating performances at Blue Chip and Delta Downs. The IP contributed $44.6 million in net revenues and $8.4 million in EBITDA to regional results following our acquisition of the property on October 4.

For the full year 2011, Adjusted EBITDA in the Midwest and South region increased 16.3% to $167.1 million, while revenues rose 5.8% to $771.4 million. Full-year results reflect strong operating performances and margin improvements at a majority of our properties, as well as the addition of the IP to regional operations.

Borgata
Borgata's net revenues for the fourth quarter 2011 were $176.4 million, up 4.5% from the fourth quarter

2010, while Adjusted EBITDA rose 11.0% to $37.9 million in the same period. The EBITDA growth was driven by a 7% increase in gross gaming revenue, as well as a 110-basis-point improvement in operating margins. Borgata continued to lead the market, achieving an all-time record market share of 21.2% in the fourth quarter.

For the full year, Borgata's net revenues fell 1.1% to $730.3 million, while Adjusted EBITDA declined 6.7% to $158.1 million. Full-year results were impacted by heightened competition in the region, as well as the three-day hurricane-related closure of the property over a weekend in late August.

Commenting on Company operations, Paul Chakmak, Executive Vice President and Chief Operating Officer of Boyd Gaming, said, “Our strategy of maintaining efficiencies and pursuing profitable revenue growth is succeeding, as shown by our full-year results. We remain focused on developing new ways to enhance the guest experience, and will take an important step in that direction early in the second quarter when we launch an enhanced version of B Connected Online, our award-winning player loyalty website.”

Conference Call Information
Boyd Gaming will host its fourth-quarter 2011 conference call today, February 21, at 12:00 p.m. Eastern, on which the Company will provide guidance for the first quarter 2012. The conference call number is (866) 524-3160. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com, or:
http://www.videonewswire.com/event.asp?id=84986

Following the call's completion, a replay will be available by dialing (877) 344-7529 today, February 21, beginning at 2:00 p.m. Eastern and continuing through Tuesday, February 28 at 9 a.m. Eastern. The conference number for the replay will be 10009798. The replay will also be available on the Internet at www.boydgaming.com .

The results of Borgata for the period from October 1 through December 31 are included in our condensed consolidated statements of operations for the three months ended December 31, 2011 and 2010, respectively; and its results for the period from January 1, 2011 through December 31, 2011 and from March 24, 2010 through December 31, 2010 are included in the condensed consolidated statements of operations for the years ended December 31, 2011 and 2010, respectively. The results of LVE are consolidated in our condensed consolidated statements of operations for the three months and years ended December 31, 2011 and 2010. The previously reported results for the three months and year ended December 31, 2010 have been revised to reflect the correction of an immaterial error related to the consolidation of LVE. These revisions had no effect on net income, as previously reported in these periods.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(in thousands, except per share data)
Revenues
Gaming	$517,328	$468,204	$1,986,644	$1,812,487
Food and beverage	102,265	92,422	388,148	347,588
Room	64,328	56,799	246,209	211,046
Other	34,764	32,008	135,176	123,603
Gross revenues	718,685	649,433	2,756,177	2,494,724
Less promotional allowances	112,011	97,493	419,939	353,825
Net revenues	606,674	551,940	2,336,238	2,140,899

Costs and expenses
Gaming	243,994	224,357	924,451	859,818
Food and beverage	51,649	48,359	200,165	180,840
Room	16,190	12,556	56,111	49,323
Other	26,716	25,125	108,907	99,458
Selling, general and administrative	106,119	98,576	394,991	369,217
Maintenance and utilities	38,399	35,952	153,512	140,722
Depreciation and amortization	50,237	51,370	195,343	199,275
Corporate expense	12,393	12,225	48,962	48,861
Preopening expenses	1,342	2,469	6,634	7,459
Other operating charges, net	4,789	(219)	14,058	4,713
Total costs and expenses	551,828	510,770	2,103,134	1,959,686
Operating income from Borgata	—	—	—	8,146
Operating income	54,846	41,170	233,104	189,359

Other expense (income)
Interest income	(6)	(1)	(46)	(5)
Interest expense, net of amounts capitalized	66,663	71,120	250,731	180,558
Fair value adjustment of derivative instruments	—	480	265	480
Loss on early retirements of debt, net	48	1,191	14	(2,758)
Gain on equity distribution	—	—	—	(2,535)
Other income	(10,582)	—	(11,582)	(10,000)
Other non-operating expenses from Borgata, net	—	—	—	3,133
Total other expense, net	56,123	72,790	239,382	168,873

Income (loss) before income taxes	(1,277)	(31,620)	(6,278)	20,486
Income taxes	(1,749)	7,296	(1,721)	(8,236)
Net income (loss)	(3,026)	(24,324)	(7,999)	12,250
Net (income) loss attributable to noncontrolling interest	2,535	17,226	4,145	(1,940)
Net income (loss) attributable to Boyd Gaming Corporation	$(491)	$(7,098)	$(3,854)	$10,310

Basic net income (loss) per common share	$(0.01)	$(0.08)	$(0.04)	$0.12

Weighted average basic shares outstanding	87,732	86,877	87,339	86,601

Diluted net income (loss) per common share	$(0.01)	$(0.08)	$(0.04)	$0.12

Weighted average diluted shares outstanding	87,732	86,877	87,339	86,831

The following table sets forth the impact of the consolidation of Borgata and LVE during the three months ended December 31, 2011. For the purposes of this presentation, and consistent with GAAP, Borgata and LVE have both been consolidated for the entire period. The wholly-owned column reflects the equity method of accounting for Borgata. The consolidating columns are presented for purposes of additional disclosure and as a reconciliation to the current GAAP presentation of Boyd Gaming Corporation.

	Three Months Ended December 31, 2011
	Boyd Gaming		Borgata	Boyd/Borgata	LVE (Variable	LVE	Boyd Gaming
	Wholly-Owned	Borgata	Eliminations	Subtotal	Interest Entity)	Eliminations	Consolidated
	(in thousands, except per share data)
Revenues
Gaming	$359,618	$157,710	$—	$517,328	$—	$—	$517,328
Food and beverage	67,042	35,223	—	102,265	—	—	102,265
Room	36,968	27,360	—	64,328	—	—	64,328
Other	25,195	9,569	—	34,764	2,724	(2,724)	34,764
Gross revenues	488,823	229,862	—	718,685	2,724	(2,724)	718,685
Less promotional allowances	58,559	53,452	—	112,011	—	—	112,011
Net revenues	430,264	176,410	—	606,674	2,724	(2,724)	606,674

Costs and expenses
Gaming	179,491	64,503	—	243,994	—	—	243,994
Food and beverage	33,706	17,943	—	51,649	—	—	51,649
Room	12,651	3,539	—	16,190	—	—	16,190
Other	19,360	7,356	—	26,716	—	—	26,716
Selling, general and administrative	75,582	30,537	—	106,119	—	—	106,119
Maintenance and utilities	24,677	14,672	—	39,349	(950)	—	38,399
Depreciation and amortization	35,377	14,860	—	50,237	—	—	50,237
Corporate expense	12,393	—	—	12,393	—	—	12,393
Preopening expenses	3,929	137	—	4,066	—	(2,724)	1,342
Other operating charges, net	4,150	639	—	4,789	—	—	4,789
Total costs and expenses	401,316	154,186	—	555,502	(950)	(2,724)	551,828

Operating income from Borgata	11,112	—	(11,112)	—	—	—	—

Operating income	40,060	22,224	(11,112)	51,172	3,674	—	54,846

Other expense (income)
Interest income	(6)	—	—	(6)	—	—	(6)
Interest expense, net of amounts capitalized	38,638	21,708	—	60,346	6,317	—	66,663
Fair value of adjustment of derivative instruments	—	—	—	—	—	—	—
Loss on early retirements of debt, net	—	48	—	48	—	—	48
Other income	(10,582)	—	—	(10,582)	—	—	(10,582)
Other non-operating expenses from Borgata, net	11,004	—	(11,004)	—	—	—	—
Total other expense, net	39,054	21,756	(11,004)	49,806	6,317	—	56,123

Income (loss) before income taxes	1,006	468	(108)	1,366	(2,643)	—	(1,277)
Income taxes	(1,497)	(252)	—	(1,749)	—	—	(1,749)

Net income (loss)	(491)	216	(108)	(383)	(2,643)	—	(3,026)
Net (income) loss attributable to noncontrolling interest	—	—	(108)	(108)	2,643	—	2,535

Net income (loss) attributable to Boyd Gaming Corp	$(491)	$216	$(216)	$(491)	$—	$—	$(491)

Basic net loss per common share	$(0.01)						$(0.01)

Weighted average basic shares outstanding	87,732						87,732

Diluted net loss per common share	$(0.01)						$(0.01)

Weighted average diluted shares outstanding	87,732						87,732

The following table sets forth the impact of the consolidation of Borgata and LVE during the three months ended December 31, 2010. For the purposes of this presentation, and consistent with GAAP, Borgata and LVE have both been consolidated for the entire period. The wholly-owned column reflects the equity method of accounting for Borgata. The consolidating columns are presented for purposes of additional disclosure and as a reconciliation to the current GAAP presentation of Boyd Gaming Corporation. The previously reported results for the three months ended December 31, 2010 have been revised to reflect the correction of an immaterial error related to the consolidation of LVE. These revisions had no effect on net income, as previously reported in this period.

	Three Months Ended December 31, 2010
	Boyd Gaming		Borgata	Boyd/Borgata	LVE (Variable	LVE	Boyd Gaming
	Wholly-Owned	Borgata	Eliminations	Subtotal	Interest Entity)	Eliminations	Consolidated
	(in thousands, except per share data)
Revenues
Gaming	$319,445	$148,759	$—	$468,204	$—	$—	$468,204
Food and beverage	58,260	34,162	—	92,422	—	—	92,422
Room	29,795	27,003	—	56,799	—	—	56,799
Other	22,303	9,705	—	32,008	—	—	32,008
Gross revenues	429,803	219,629	—	649,433	—	—	649,433
Less promotional allowances	46,648	50,845	—	97,493	—	—	97,493
Net revenues	383,155	168,784	—	551,940	—	—	551,940

Costs and expenses
Gaming	162,044	62,313	—	224,357	—	—	224,357
Food and beverage	31,963	16,396	—	48,359	—	—	48,359
Room	9,342	3,214	—	12,556	—	—	12,556
Other	17,446	7,679	—	25,125	—	—	25,125
Selling, general and administrative	68,066	30,510	—	98,576	—	—	98,576
Maintenance and utilities	21,376	14,576	—	35,952	—	—	35,952
Depreciation and amortization	34,798	16,572	—	51,370	—	—	51,370
Corporate expense	12,225	—	—	12,225	—	—	12,225
Preopening expenses	3,415	—	—	3,415	(946)	—	2,469
Other operating charges, net	(204)	(15)	—	(219)	—	—	(219)
Total costs and expenses	360,471	151,245	—	511,716	(946)	—	510,770

Operating income from Borgata	8,769	—	(8,769)	—	—	—	—

Operating income	31,453	17,539	(8,769)	40,224	946	—	41,170

Other expense (income)
Interest income	(1)	—	—	(1)	—	—	(1)
Interest expense, net of amounts capitalized	33,225	21,791	—	55,016	16,104	—	71,120
Fair value adjustment of derivative instruments	480	—	—	480	—	—	480
Loss on early retirements of debt, net	1,191	—	—	1,191	—	—	1,191
Other non-operating expenses from Borgata, net	10,837	—	(10,837)	—	—	—	—
Total other expense, net	45,732	21,791	(10,837)	56,686	16,104	—	72,790

Income (loss) before income taxes	(14,279)	(4,251)	2,068	(16,462)	(15,158)	—	(31,620)
Income taxes	7,181	115	—	7,296	—	—	7,296

Net income (loss)	(7,098)	(4,136)	2,068	(9,166)	(15,158)	—	(24,324)
Net income attributable to noncontrolling interest	—	—	2,068	2,068	15,158	—	17,226

Net income (loss) attributable to Boyd Gaming Corp	$(7,098)	$(4,136)	$4,136	$(7,098)	$—	$—	$(7,098)

Basic net loss per common share	$(0.08)						$(0.08)

Weighted average basic shares outstanding	86,877						86,877

Diluted net loss per common share	$(0.08)						$(0.08)

Weighted average diluted shares outstanding	86,877						86,877

The following table sets forth the impact of the consolidation of Borgata and LVE during the year ended December 31, 2011. For the purposes of this presentation, and consistent with GAAP, Borgata and LVE have both been consolidated for the period from January 1, 2011 through December 31, 2011. The wholly-owned column reflects the equity method of accounting for Borgata. The consolidating columns are presented for purposes of additional disclosure and as a reconciliation to the current GAAP presentation of Boyd Gaming Corporation.

	Year Ended December 31, 2011
	Boyd Gaming		Borgata	Boyd/Borgata	LVE (Variable	LVE	Boyd Gaming
	Wholly-Owned	Borgata	Eliminations	Subtotal	Interest Entity)	Eliminations	Consolidated
	(in thousands, except per share data)
Revenues
Gaming	$1,338,202	$648,442	$—	$1,986,644	$—	$—	$1,986,644
Food and beverage	240,065	148,083	—	388,148	—	—	388,148
Room	129,672	116,537	—	246,209	—	—	246,209
Other	93,718	41,458	—	135,176	10,858	(10,858)	135,176
Gross revenues	1,801,657	954,520	—	2,756,177	10,858	(10,858)	2,756,177
Less promotional allowances	195,693	224,246	—	419,939	—	—	419,939
Net revenues	1,605,964	730,274	—	2,336,238	10,858	(10,858)	2,336,238

Costs and expenses
Gaming	660,580	263,871	—	924,451	—	—	924,451
Food and beverage	128,807	71,358	—	200,165	—	—	200,165
Room	41,576	14,535	—	56,111	—	—	56,111
Other	75,630	33,277	—	108,907	—	—	108,907
Selling, general and administrative	268,049	126,942	—	394,991	—	—	394,991
Maintenance and utilities	91,347	62,165	—	153,512	—	—	153,512
Depreciation and amortization	129,906	65,437	—	195,343	—	—	195,343
Corporate expense	48,962	—	—	48,962	—	—	48,962
Preopening expenses	17,263	229	—	17,492	—	(10,858)	6,634
Other operating charges, net	7,660	6,398	—	14,058	—	—	14,058
Total costs and expenses	1,469,780	644,212	—	2,113,992	—	(10,858)	2,103,134

Operating income from Borgata	43,031	—	(43,031)	—	—	—	—

Operating income	179,215	86,062	(43,031)	222,246	10,858	—	233,104

Other expense (income)
Interest income	(46)	—	—	(46)	—	—	(46)
Interest expense, net of amounts capitalized	152,664	81,314	—	233,978	16,753	—	250,731
Fair value of adjustment of derivative instruments	265	—	—	265	—	—	265
(Gain) loss on early retirements of debt, net	20	(6)	—	14	—	—	14
Other income	(11,582)	—	—	(11,582)	—	—	(11,582)
Other non-operating expenses from Borgata, net	41,280	—	(41,280)	—	—	—	—
Total other expense, net	182,601	81,308	(41,280)	222,629	16,753	—	239,382

Income (loss) before income taxes	(3,386)	4,754	(1,751)	(383)	(5,895)	—	(6,278)
Income taxes	(468)	(1,253)	—	(1,721)	—	—	(1,721)

Net income (loss)	(3,854)	3,501	(1,751)	(2,104)	(5,895)	—	(7,999)
Net (income) loss attributable to noncontrolling interest	—	—	(1,750)	(1,750)	5,895	—	4,145

Net income (loss) attributable to Boyd Gaming Corp	$(3,854)	$3,501	$(3,501)	$(3,854)	$—	$—	$(3,854)

Basic net loss per common share	$(0.04)						$(0.04)

Weighted average basic shares outstanding	87,339						87,339

Diluted net loss per common share	$(0.04)						$(0.04)

Weighted average diluted shares outstanding	87,339						87,339

The following table sets forth the impact of the consolidation of Borgata and LVE during the year ended December 31, 2010. For the purposes of this presentation, and consistent with GAAP, Borgata has been consolidated for the period from March 24, 2010 through December 31, 2010, and LVE has been consolidated for the period from January 1, 2010 through December 31, 2010. The wholly-owned column reflects the equity method of accounting for Borgata. The consolidating columns are presented for purposes of additional disclosure and as a reconciliation to the current GAAP presentation of Boyd Gaming Corporation. The previously reported results for the year ended December 31, 2010 have been revised to reflect the correction of an immaterial error related to the consolidation of LVE. These revisions had no effect on net income, as previously reported in this period.

	Year Ended December 31, 2010
	Boyd Gaming		Borgata	Boyd/Borgata	LVE (Variable	LVE	Boyd Gaming
	Wholly-Owned	Borgata	Eliminations	Subtotal	Interest Entity)	Eliminations	Consolidated
	(in thousands, except per share data)
Revenues
Gaming	$1,306,414	$506,073	$—	$1,812,487	$—	$—	$1,812,487
Food and beverage	231,054	116,534	—	347,588	—	—	347,588
Room	120,000	91,045	—	211,046	—	—	211,046
Other	89,851	33,752	—	123,603	—	—	123,603
Gross revenues	1,747,319	747,404	—	2,494,724	—	—	2,494,724
Less promotional allowances	186,561	167,264	—	353,825	—	—	353,825
Net revenues	1,560,758	580,140	—	2,140,899	—	—	2,140,899

Costs and expenses
Gaming	655,856	203,962	—	859,818	—	—	859,818
Food and beverage	124,851	55,989	—	180,840	—	—	180,840
Room	37,517	11,806	—	49,323	—	—	49,323
Other	72,249	27,209	—	99,458	—	—	99,458
Selling, general and administrative	274,234	94,983	—	369,217	—	—	369,217
Maintenance and utilities	90,809	49,913	—	140,722	—	—	140,722
Depreciation and amortization	146,389	52,886	—	199,275	—	—	199,275
Corporate expense	48,861	—	—	48,861	—	—	48,861
Preopening expenses	8,405	—	—	8,405	(946)	—	7,459
Other operating charges, net	4,721	(8)	—	4,713	—	—	4,713
Total costs and expenses	1,463,892	496,740	—	1,960,632	(946)	—	1,959,686

Operating income from Borgata	49,846	—	(41,700)	8,146	—	—	8,146

Operating income	146,712	83,400	(41,700)	188,413	946	—	189,359

Other expense (income)
Interest income	(5)	—	—	(5)	—	—	(5)
Interest expense, net of amounts capitalized	119,316	45,138	—	164,454	16,104	—	180,558
Fair value adjustment of derivative instruments	480	—	—	480	—	—	480
Gain on early retirements of debt, net	(2,758)	—	—	(2,758)	—	—	(2,758)
Other income	(10,000)	—	—	(10,000)	—	—	(10,000)
Gain on equity distribution	(2,535)	—	—	(2,535)	—	—	(2,535)
Other non-operating expenses from Borgata, net	27,736	—	(24,603)	3,133	—	—	3,133
Total other expense, net	132,234	45,138	(24,603)	152,769	16,104	—	168,873

Income (loss) before income taxes	14,478	38,263	(17,097)	35,644	(15,158)	—	20,486
Income taxes	(4,168)	(4,068)	—	(8,236)	—	—	(8,236)

Net income (loss)	10,310	34,195	(17,097)	27,408	(15,158)	—	12,250
Net income attributable to noncontrolling interest	—	—	(17,098)	(17,098)	15,158	—	(1,940)

Net income (loss) attributable to Boyd Gaming Corp	$10,310	$34,195	$(34,195)	$10,310	$—	$—	10,310

Basic net income per common share	$0.12						$0.12

Weighted average basic shares outstanding	86,601						86,601

Diluted net income per common share	$0.12						$0.12

Weighted average diluted shares outstanding	86,831						86,831

The following supplemental pro forma information presents pro forma consolidated financial results as if the effective control of Borgata had occurred on January 1, 2010 (rather than March 24, 2010). The Boyd Gaming Corp column reflects the full consolidation of LVE and presents Borgata using the equity method of accounting. This supplemental pro forma information has been prepared for comparative purposes and does not purport to be indicative of what the actual results would have been had the consolidation of Borgata been completed as of the earlier dates, nor are they indicative of any future results. The previously reported results for the year ended December 31, 2010 have been revised to reflect the correction of an immaterial error related to the consolidation of LVE. These revisions had no effect on net income, as previously reported in this period.
.

	Year Ended December 31, 2010
				Boyd Gaming Corp
	Boyd Gaming Corp	Borgata	Eliminations	Pro Forma
	(in thousands, except per share data)

Revenues
Gaming	$1,306,414	$643,904	$—	$1,950,318
Food and beverage	231,054	147,751	—	378,805
Room	120,000	115,199	—	235,199
Other	89,851	42,931	—	132,782
Gross revenues	1,747,319	949,785	—	2,697,104
Less promotional allowances	186,561	211,356	—	397,917
Net revenues	1,560,758	738,429	—	2,299,187

Costs and expenses
Gaming	655,856	263,823	—	919,679
Food and beverage	124,851	69,489	—	194,340
Room	37,517	13,992	—	51,509
Other	72,249	34,334	—	106,583
Selling, general and administrative	274,234	123,963	—	398,197
Maintenance and utilities	90,809	63,435	—	154,244
Depreciation and amortization	146,389	69,640	—	216,029
Corporate expense	48,861	—	—	48,861
Preopening expenses	7,459	—	—	7,459
Other operating charges, net	4,721	60	—	4,781
Total costs and expenses	1,462,946	638,736	—	2,101,682

Operating income from Borgata	49,846	—	(49,846)	—
Operating income	147,658	99,693	(49,846)	197,505

Other expense (income)
Interest income	(5)	—	—	(5)
Interest expense, net of amounts capitalized	135,420	50,199	—	185,619
Fair value adjustment of derivative instruments	480	—	—	480
Gain on early retirements of debt, net	(2,758)	—	—	(2,758)
Other income	(10,000)	—	—	(10,000)
Gain on equity distribution	(2,535)	—	—	(2,535)
Other non-operating expenses from Borgata, net	27,736	—	(27,736)	—
Total other expense, net	148,338	50,199	(27,736)	170,801

Income (loss) before income taxes	(680)	49,494	(22,110)	26,704
Income taxes	(4,168)	(5,273)	—	(9,441)
Net income (loss)	(4,848)	44,221	(22,110)	17,263
Net (income) loss attributable to noncontrolling interest	15,158	—	(22,111)	(6,953)
Net income (loss) attributable to Boyd Gaming Corporation	$10,310	$44,221	$(44,221)	$10,310

Basic net income per common share	$0.12			$0.12

Weighted average basic shares outstanding	86,601			86,601

Diluted net income per common share	$0.12			$0.12

Weighted average diluted shares outstanding	86,831			86,831

The following tables reconcile Adjusted earnings (loss) and Adjusted earnings (loss) per share to Net income (loss) attributable to Boyd Gaming Corporation and Net income (loss) per share, respectively, as reported in accordance with GAAP. The weighted average shares outstanding represent the shares used in the diluted net income per share computations, except to the extent such common share equivalents are anti-dilutive. Also, during periods in which our adjusted earnings result in a loss, our basic shares outstanding are used in the computation of Adjusted loss per share, as any common share equivalents would be anti-dilutive.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011		2010
	(in thousands, except per share data)
Net income (loss) attributable to Boyd Gaming Corporation	$(491)	$(7,098)	$(3,854)		$10,310
Adjustments related to Boyd Gaming:
Preopening expenses, excluding impact of LVE	$3,929	$3,415	$17,264		$8,405
Adjustments to property tax accruals, net	—	—	(7,464)		—
Other operating charges, net	4,176	(203)	7,660		4,721
Accelerated amortization of deferred loan fees	376	—	376		—
Change in fair value of derivative instruments	—	480	265		480
(Gain) loss on early retirements of debt, net	—	1,191	20		(2,758)
Other income	(10,582)	—	(11,582)		(10,000)
Gain on equity distribution	—	—	—		(2,535)
Adjustments related to Borgata:
Preopening expenses	$137	$—	$228		$—
Other operating charges, net	790	(16)	6,575		(8)
Accelerated amortization of deferred loan fees	1,029	—	1,029		2,012
Valuation adjustments related to consolidation, net	67	—	389		—
(Gain) loss on early retirements of debt	48	—	(6)		—
Our share of Borgata's other operating charges, net	—	—	—		34
Total adjustments	$(30)	$4,867	$14,754		$351

Income tax effect for above adjustments	(1,316)	(1,721)	(5,648)		899
Impact on noncontrolling interest, net	(1,035)	8	(4,108)		(1,002)
Adjusted earnings (loss)	$(2,872)	$(3,944)	$1,144		$10,558

Adjusted earnings (loss) per share	$(0.03)	$(0.05)	$0.01		$0.12

Weighted average shares outstanding	87,732	86,877	87,594		86,831

Net income (loss) per share	$(0.01)	$(0.08)	$(0.04)		$0.12
Adjustments related to Boyd Gaming:
Preopening expenses, excluding impact of LVE	$0.05	$0.04	$0.20		$0.10
Adjustments to property tax accruals, net	—	—	(0.09)		—
Other operating charges, net	0.06	—	0.09		0.05
Accelerated amortization of deferred loan fees	—	—	—	—	—
Change in fair value of derivative instruments	—	—	—		0.01
(Gain) loss on early retirements of debt, net	—	0.01	—		(0.03)
Other income	(0.12)	—	(0.13)		(0.12)
Gain on equity distribution	—	—	—		(0.03)
Adjustments related to Borgata:
Preopening expenses	$—	$—	$—		$—
Other operating charges, net	0.01	—	0.08		—
Accelerated amortization of deferred loan fees	0.01	—	0.01		0.02
Valuation adjustments related to consolidation, net	—	—	—		—
(Gain) loss on early retirements of debt, net	—	—	—		—
Our share of Borgata's other operating charges, net	—	—	—		—
Total adjustments	$0.01	$0.05	$0.16		$—
Income tax effect for above adjustments	(0.02)	(0.02)	(0.06)		0.01
Impact on noncontrolling interest, net	(0.01)	—	(0.05)		(0.01)
Adjusted earnings (loss) per share	$(0.03)	$(0.05)	$0.01		$0.12

The following table presents Net Revenues and Adjusted EBITDA by operating segment and reconciles Adjusted EBITDA to Net income (loss) attributable to Boyd Gaming Corporation on our condensed consolidated statements of operations for the three months and years ended December 31, 2011 and 2010. Note that the results from Dania Jai-Alai are classified as part of total other operating costs and expenses and are not included in Adjusted EBITDA. Additionally, the results for the three months ended December 31, 2011 and 2010 and for the year ended December 31, 2011, as reported in the table below, reflect the consolidation of Borgata and LVE for the entire period. The results for the year ended December 31, 2010 reflect the consolidation of Borgata for the period from March 24, 2010 through December 31, 2010. The previously reported results for the three months and year ended December 31, 2010 have been revised to reflect the correction of an immaterial error related to the consolidation of LVE. These revisions had no effect on net income, as previously reported in these periods.

	Three Months Ended		Year Ended
	December 30,		December 31,
	2011	2010	2011	2010
	(in thousands)
Net Revenues
Las Vegas Locals	$152,696	$152,125	$604,965	$607,366
Downtown Las Vegas	58,671	57,133	224,250	218,221
Midwest and South (1)	217,567	172,546	771,355	728,767
Atlantic City	176,410	168,784	730,274	580,140
Reportable Segment Net revenues	605,344	550,588	2,330,844	2,134,494
Other	1,330	1,352	5,394	6,405
Net revenues	$606,674	$551,940	$2,336,238	$2,140,899

Adjusted EBITDA
Las Vegas Locals	$36,842	$34,125	$145,848	$137,464
Downtown Las Vegas	10,839	10,866	35,214	34,227
Midwest and South (1)	39,090	30,423	167,101	143,699
Wholly-owned property Adjusted EBITDA	86,771	75,414	348,163	315,390
Corporate expense	(10,363)	(9,500)	(40,189)	(39,565)
Wholly-owned Adjusted EBITDA	76,408	65,914	307,974	275,825
Atlantic City	37,860	34,096	158,126	136,278
Our share of Borgata's operating income before net
amortization, preopening and other items	—	—	—	8,180
Adjusted EBITDA	$114,268	$100,010	$466,100	$420,283

Other operating costs and expenses
Deferred rent	$1,034	$1,067	$4,136	$4,271
Depreciation and amortization	50,237	51,370	195,343	199,275
Preopening expenses	1,342	2,469	6,634	7,459
Share-based compensation expense	2,257	3,200	9,997	11,324
Other operating charges, net	4,789	(219)	14,058	4,713
Other	(237)	953	2,828	3,882
Total other operating costs and expenses	59,422	58,840	232,996	230,924
Operating income	54,846	41,170	233,104	189,359
Other non-operating items
Interest expense, net	66,657	71,119	250,685	180,553
Fair value adjustment of derivative instruments	—	480	265	480
(Gain) loss on early retirements of debt, net	48	1,191	14	(2,758)
Other income	(10,582)	—	(11,582)	(10,000)
Gain on equity distribution	—	—	—	(2,535)
Our share of Borgata's non-operating expenses, net	—	—	—	3,133
Total other non-operating costs and expenses, net	56,123	72,790	239,382	168,873
Income (loss) before income taxes	(1,277)	(31,620)	(6,278)	20,486
Income taxes	(1,749)	7,296	(1,721)	(8,236)
Net income (loss)	(3,026)	(24,324)	(7,999)	12,250
Net (income) loss attributable to noncontrolling interest	2,535	17,226	4,145	(1,940)
Net income (loss) attributable to Boyd Gaming Corporation	$(491)	$(7,098)	$(3,854)	$10,310

(1) IP provided $44.6 million in net revenues and $8.4 million in Adjusted EBITDA, which is reported in the three months and year ended December 31, 2011.

The following supplemental pro forma information presents pro forma consolidated financial results as if the effective control of Borgata had occurred on January 1, 2010 (rather than March 24, 2010). The Boyd Gaming Corp column reflects the full consolidation of LVE and presents Borgata using the equity method of accounting. This supplemental pro forma information has been prepared for comparative purposes and does not purport to be indicative of what the actual results would have been had the consolidation of Borgata been completed as of the earlier dates, nor are they indicative of any future results. The previously reported results for the year ended December 31, 2010 have been revised to reflect the correction of an immaterial error related to the consolidation of LVE. These revisions had no effect on net income, as previously reported in this period.

	Year Ended December 31, 2010
	Boyd Gaming	Borgata		Boyd Gaming Corp
	Corp	Stub	Adjustments	Pro Forma
	(in thousands)
Net Revenues
Las Vegas Locals	$607,366	$—	$—	$607,366
Downtown Las Vegas	218,221	—	—	218,221
Midwest and South	728,767	—	—	728,767
Atlantic City	580,140	158,289	—	738,429
Reportable Segment Net revenues	2,134,494	158,289	—	2,292,783
Other	6,405	—	—	6,405
Net revenues	$2,140,899	$158,289	$—	$2,299,188

Adjusted EBITDA
Las Vegas Locals	$137,464	$—	$—	$137,464
Downtown Las Vegas	34,227	—	—	34,227
Midwest and South	143,699	—	—	143,699
Wholly-owned property Adjusted EBITDA	315,390	—	—	315,390
Corporate expense	(39,565)	—	—	(39,565)
Wholly-owned Adjusted EBITDA	275,825	—	—	275,825
Atlantic City	136,278	33,115	—	169,393
Our share of Borgata's operating income before net
amortization, preopening and other items	8,180	—	(8,180)	—
Adjusted EBITDA	$420,283	$33,115	$(8,180)	$445,218

Other operating costs and expenses
Deferred rent	$4,271	$—	$—	$4,271
Depreciation and amortization	199,275	16,753	—	216,028
Preopening expenses	7,459	—	—	7,459
Our share of Borgata's write-downs and other items, net	34	—	(34)	—
Share-based compensation expense	11,324	—	—	11,324
Write-downs and other items, net	4,713	68	—	4,781
Other	3,848	—	—	3,848
Total other operating costs and expenses	230,924	16,821	(34)	247,711
Operating income	189,359	16,294	(8,146)	197,507
Other non-operating items
Interest expense, net	180,553	5,063	—	185,616
Fair value adjustment of derivative instruments	480	—	—	480
(Gain) loss on early retirements of debt, net	(2,758)	—	—	(2,758)
Other income	(10,000)	—	—	(10,000)
Gain on equity distribution	(2,535)	—	—	(2,535)
Our share of Borgata's non-operating expenses, net	3,133	—	(3,133)	—
Total other non-operating costs and expenses, net	168,873	5,063	(3,133)	170,803
Income (loss) before income taxes	20,486	11,231	(5,013)	26,704
Income taxes	(8,236)	(1,206)	—	(9,442)
Net income (loss)	12,250	10,025	(5,013)	17,262
Net income attributable to noncontrolling interest	(1,940)	—	(5,012)	(6,952)
Net income (loss) attributable to Boyd Gaming Corporation	$10,310	$10,025	$(10,025)	$10,310

The following table reconciles the presentation of corporate expense on our condensed consolidated statements of operations to the presentation on the accompanying table.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(in thousands)
Corporate expense as reported on our consolidated statements
of operations	$12,393	$12,225	$48,962	$48,861
Corporate share-based compensation expense	(2,030)	(2,725)	(8,773)	(9,296)
Corporate expense as reported on the accompanying table	$10,363	$9,500	$40,189	$39,565

The following table reconciles the presentation of operating income from Borgata, as reported on our condensed consolidated statements of operations to the presentation on the accompanying table.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(in thousands)
Operating income from Borgata, as reported on our consolidated
statements of operations	$—	$—	$—	$8,146
Our share of write-downs and other items, net	—	—	—	34
Our share of Borgata's operating income before net amortization,
preopening and other items as reported on the accompanying table	$—	$—	$—	$8,180

The following table presents Borgata's condensed consolidated statements of operations as reflected, or partially reflected as during the year ended December 31, 2010, in our condensed consolidated statements presented herein. These results present the impact of certain valuation adjustments made upon consolidation; however, these adjustments were not pushed down to Borgata and are therefore not reflected in Borgata's stand alone financial statements.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(in thousands)
Revenues
Gaming	$157,710	$148,759	$648,442	$643,904
Food and beverage	35,223	34,162	148,083	147,751
Room	27,360	27,003	116,537	115,199
Other	9,569	9,705	41,458	42,931
Gross revenues	229,862	219,629	954,520	949,785
Less promotional allowances	53,452	50,845	224,246	211,356
Net revenues	176,410	168,784	730,274	738,429

Costs and expenses
Gaming	64,503	62,313	263,871	263,823
Food and beverage	17,943	16,396	71,358	69,489
Room	3,539	3,214	14,535	13,992
Other	7,356	7,679	33,277	34,334
Selling, general and administrative	30,537	30,510	126,942	123,963
Maintenance and utilities	14,672	14,576	62,165	63,435
Depreciation and amortization	14,860	16,572	65,437	69,640
Preopening expense	137	—	229	—
Write-downs and other items, net	639	(15)	6,398	60
Total costs and expenses	154,186	151,245	644,212	638,736
Operating income	22,224	17,539	86,062	99,693

Other (income) expense
Interest expense, net of amounts capitalized	21,708	21,791	81,314	50,199
Gain on early retirements of debt	48	—	(6)	—
Total other (income) expense	21,756	21,791	81,308	50,199
Income (loss) before income taxes	468	(4,251)	4,754	49,494
Income taxes	(252)	115	(1,253)	(5,273)
Net income (loss)	$216	$(4,136)	$3,501	$44,221

Footnotes and Safe Harbor Statements
Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings, Adjusted Earnings Per Share (Adjusted EPS) and certain line items which intentionally exclude the effects of the consolidation of Borgata and/or LVE and/or both. The following discussion defines these terms and why we believe they are useful measures of our performance.

In the accompanying release, and the Company's periodic reports filed with the Securities and Exchange Commission, Dania Jai-Alai's results are included as part of total other operating costs and expenses. In addition, as of the same date, we reclassified the reporting of corporate expense to exclude it from our subtotal for Reportable Segment Adjusted EBITDA and include it as part of total other operating costs and expenses. Furthermore, in the Company's periodic reports, corporate expense is presented to include its portion of share-based compensation expense.

EBITDA and Adjusted EBITDA
EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with GAAP, gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on- going operations. We do not reflect such items when calculating EBITDA; however, we adjust for these items and refer to this measure as Adjusted EBITDA. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by management in its financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions. Adjusted EBITDA is also widely used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, preopening expenses, share-based compensation expense, write-downs and other charges, net, increase in value of derivative instruments, gain on early retirements of debt, other non-operating expenses, and our share of Borgata's non-operating expenses, preopening expenses and other items and write-downs, net. In addition, Adjusted EBITDA includes corporate expense. A reconciliation of Adjusted EBITDA to net income (loss), based upon GAAP, is included in the financial schedules accompanying this release.

Adjusted Earnings and Adjusted EPS
Adjusted Earnings is net income (loss) before preopening expenses, adjustments to prior-year property taxes, increase in value of derivative instruments, write-downs and other charges, net, gain on early retirements of debt, acquisition-related expenses, expenses related to a property closure due to flooding, other non-operating expenses, valuation adjustments related to the consolidation of Borgata, and our share of Borgata's preopening expenses and other items and write-downs, net. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry. A reconciliation of net loss based upon GAAP to Adjusted Earnings and Adjusted EPS are included in the financial schedules accompanying this release.

Pro Forma Effect of Consolidation of Borgata and LVE
The effective change in control of Borgata was triggered at the end of the first quarter 2010, and its results were consolidated prospectively beginning late in the first quarter 2010; the consolidation of our variable interest in LVE was initially reported during the year ended December 31, 2010, but not in any specific quarter therein. For purposes of comparability throughout this release, certain results reported on a consolidated basis are presented by respective entity or on a Boyd wholly-owned historical basis. Additionally, for further purposes of comparability, certain year to date amounts have been presented on a pro forma basis, as if the consolidation of Borgata had occurred as of the beginning of the period presented (i.e. January 1, for the year ended December 31, 2010, as applicable).

Limitations on the Use of Non-GAAP Measures
The use of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward Looking Statements and Company Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: maintaining an exceptional customer experience, keeping a tight rein on costs and delivering strong results; that the IP Casino Resort Spa gives the Company a leading presence in an important market, that it will be integrated into the Company's business, and that the Company believes that it will be able to drive significant efficiencies and generate additional revenue through cross-marketing opportunities; the Company's belief that Borgata would have achieved both revenue and EBITDA growth but for Hurricane Irene; and that the Company's B Connected Online and B Connected Mobile tools will continue to contribute to growth among its customers. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; recovery of its properties in various markets; the state of the economy and its effect on consumer spending and the Company's results of operations; the timing for economic recovery, its effect on the Company's business and the local economies where the Company's properties are located; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming
Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 17 gaming entertainment properties located in Nevada, New Jersey, Mississippi, Illinois, Indiana, and Louisiana. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.